POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Gerald Blouch, Gregory Thompson, Kathleen Leneghan, Douglas Neary and Richard Mattera, signing singly, the undersigned's true and lawful attorney-in-fact, solely in connection with the undersigned's beneficial ownership of securities of Invacare
Corporation, to:

(1)execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of Invacare Corporation (the "Company"), Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144, and all relevant letters of representation in connection with Rule 144 of the Securities Act of 1933;

(2) do and perform any and all
acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, and timely file any such Form or Forms with the Undited States Securities and Exchange Commission and any stock exchange or similar authority or transmit them to any borker, transfer agent, legal counsel or other relevant party; and


(3) take any other action of any type whatsoever in connection with the foregoing (including implementation of EDGAR filings and filing capability) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such Form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virture of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersinged, are not assuming, nor is the Company assuming, any of the undersigned's responsibilites to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933, or any other liabilities or obligations.

This Power of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned's beneficial holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 17th day of May, 2004.

/s/ Joseph S. Usaj